                                                                       Exhibit 1



                                      No. of Shares                   Total
      Name             SETT DATE    Purchased / (Sold)   Price   Aggregate Price
--------------------------------------------------------------------------------

AMICI ASSOCIATES LP    11/2/2001         16,000           1.4       ($22,880)

THE COLLECTORS FUND    11/5/2001         17,000           1.5       ($26,010)